Exhibit 99.1

NEWS RELEASE

Ducommun Incorporated Announces the Appointment of Christopher D. Wampler to Chief Financial Officer Controller &Treasurer

SANTA ANA, Calif., January, 27, 2021 (GLOBE NEWSWIRE) — Ducommun Incorporated (“Ducommun” or the “Company”) (NYSE: DCO), a global supplier of innovative electronic and structural solutions for the aerospace and defense industry, announced the appointment of Christopher D. Wampler, the Company’s current Interim Chief Financial Officer & Treasurer to Chief Financial Officer, Controller & Treasurer. Mr. Wampler will also continue in his role as Vice President, Chief Accounting Officer, a position he has held since 2016.

“I am pleased to announce the promotion of Christopher D. Wampler to be the next Chief Financial Officer, Controller & Treasurer,” said Stephen G. Oswald, President, Chairman and Chief Executive Officer of Ducommun Incorporated. “He has been a strong leader of our corporate finance team over the interim period, overseeing corporate accounting, external reporting, managing the overall independent auditor relationship, financial planning & analysis and numerous other financial initiatives as a key financial executive. This appointment reflects the continued dedication and leadership that he brings to Ducommun and his valuable contributions to support our future growth and drive shareholder value.”

“I am thrilled and humbled to have the opportunity to help lead Ducommun in the capacity of Chief Financial Officer,” said Mr. Wampler. “It will be a privilege and an honor to continue working with the Ducommun team as we proceed on our journey pursuing business excellence and enhancing value for all of our stakeholders.”

Mr. Wampler has been with the Company since 2013. For the last year and a half, Mr. Wampler has served as Vice President, Interim Chief Financial Officer & Treasurer, and Controller and Chief Accounting Officer, positions he has held since 2016. Mr. Wampler was Vice President and Assistant Controller for several of the Company’s subsidiaries from 2013 to 2015. Prior to joining Ducommun, he served as the Controller of Just Fabulous, Inc., an online subscription retailer, from 2012 to 2013, and as the Division Controller of A.O. Smith Electrical Products Co. from 2004 to 2012.

Mr. Wampler has a Bachelor of Accounting degree from Wright State University and holds CPA, CMA, CFM designations.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added, innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the company specializes in two core areas– Electronic Systems and Structural Systems – to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including relating to the facilities and programs discussed above. We generally use the words “believe,” “expected,” “future,” “continued,” “will” and similar expressions in this press release to identify forward-looking statements. These statements are based on assumptions currently believed to be valid, but they involve risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements. Important uncertainties that could cause our actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our Current Reports on Form 8-K. The forward-looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward looking statements to reflect subsequent events or circumstances.

CONTACTS:

•	Rose Rogers, Vice President & CHRO, 310.418.8363 rrogers@ducommun.com

•	Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com

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